Exhibit 99.1

Blueprint Medicines to Regain Global Rights to GAVRETO® (pralsetinib) from Roche

CAMBRIDGE, Mass., February 23, 2023 – Blueprint Medicines Corporation (NASDAQ: BPMC) today announced it will regain global commercialization and development rights to GAVRETO® (pralsetinib), excluding Greater China, following a decision by Roche to discontinue the collaboration agreement between the companies for GAVRETO for strategic reasons.

Under the terms of the agreement, the termination will be effective 12 months from the notification date of February 22, 2023. During the transition period, Blueprint Medicines and Roche are mutually committed to ensuring a smooth transition process with no anticipated interruptions or changes to patient access. In addition, the company will explore options to advance and simplify the continued global commercialization and development of GAVRETO.

“At Blueprint Medicines, we are dedicated to driving innovation and changing outcomes for patients with lung cancer. GAVRETO is an important treatment option for patients with RET fusion-positive lung cancer and other RET-altered cancers, and we are committed to ensuring that patients being treated with GAVRETO in the commercial and clinical trial settings continue to have access,” said Kate Haviland, Chief Executive Officer of Blueprint Medicines. “Over the next year, we will work alongside Roche to transition the GAVRETO program. In parallel, Blueprint will determine the optimal path forward to bring GAVRETO to patients in a way that maximizes its impact and value. As we do this, we will remain focused on our 2023 goals, with our highest priorities being the anticipated U.S. launch of AYVAKIT® (avapritinib) in indolent systemic mastocytosis and the ongoing advancement of our pipeline of investigational medicines.”

Since the initiation of the collaboration with Roche in July 2020, Blueprint Medicines has benefited from approximately $1 billion between upfront and milestone payments and from cost-sharing the commercialization and development of GAVRETO. The company anticipates no impact to its 2023 revenue guidance, which includes $40 million to $50 million in collaboration revenues from existing collaborations, or its anticipated operating expenses in 2023. In addition, the company continues to expect that its existing cash, cash equivalents and investments, together with anticipated future product revenues, will provide sufficient capital to enable the company to achieve a self-sustainable financial profile.

About GAVRETO (pralsetinib)

GAVRETO (pralsetinib) is a once-daily oral targeted therapy approved by the U.S. Food and Drug Administration (FDA) for the treatment of three indications: adult patients with metastatic RET fusion-positive NSCLC as detected by an FDA approved test, adult and pediatric patients 12 years of age and older with advanced or metastatic RET-mutant medullary thyroid cancer (MTC) who require systemic therapy, and adults and pediatric patients 12 years of age and older with advanced or metastatic RET fusion-positive thyroid cancer who require systemic therapy and who are radioactive iodine-refractory (if radioactive iodine is appropriate). In addition, GAVRETO has conditional marketing authorization from the European Commission as a monotherapy for the treatment of adults with RET fusion-positive advanced NSCLC not previously treated with a RET inhibitor. GAVRETO is also approved by the National Medical Products Administration (NMPA) of China for the treatment of adult patients with locally advanced or metastatic RET fusion-positive NSCLC after platinum-based chemotherapy, adult and pediatric patients 12 years of age and older with advanced or metastatic RET-mutant MTC who require systemic therapy, and adult and pediatric patients 12 years of age and older with advanced or metastatic RET fusion-positive thyroid cancer who require systemic therapy and are radioactive iodine-refractory (if radioactive iodine treatment is appropriate).

Blueprint Medicines has an exclusive collaboration and license agreement with CStone Pharmaceuticals for the development and commercialization of GAVRETO in Greater China, which encompasses Mainland China, Hong Kong, Macau and Taiwan.

GAVRETO is designed to selectively and potently target oncogenic RET alterations, including secondary RET mutations predicted to drive resistance to treatment. For more information, visit GAVRETO.com.

About Blueprint Medicines

Blueprint Medicines is a global precision therapy company that invents life-changing therapies for people with cancer and blood disorders. Applying an approach that is both precise and agile, we create medicines that selectively target genetic drivers, with the goal of staying one step ahead across stages of disease. Since 2011, we have leveraged our research platform, including expertise in molecular targeting and world-class drug design capabilities, to rapidly and reproducibly translate science into a broad pipeline of precision therapies. Today, we are delivering our approved medicines to patients in the United States and Europe, and we are globally advancing multiple programs for systemic mastocytosis, lung cancer, breast cancer and other genomically defined cancers, and cancer immunotherapy. For more information, visit www.BlueprintMedicines.com and follow us on Twitter (@BlueprintMeds) and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding: expectations concerning the transition process with Roche and Genentech and continued patient access to GAVRETO, and the anticipated impact of the termination of the collaboration on Blueprint Medicines’ 2023 financial guidance; Blueprint Medicines’ plans to explore options for the path forward for GAVRETO; the anticipated U.S. launch of AYVAKIT® for indolent systemic mastocytosis; expectations regarding Blueprint Medicines’ pipeline; and Blueprint Medicines’ strategy, goals and anticipated financial performance, milestones, business plans and focus. The words "aim," "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "project," "potential," "continue," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, the actual timing of the transition of responsibilities and activities related to GAVRETO from Roche and Genentech, and the parties’ ability to successfully execute the transition in an orderly fashion and without interruptions or changes to patient access to GAVRETO; risks and uncertainties related to the impact of the COVID-19 pandemic to Blueprint Medicines’ business, operations, strategy, goals and anticipated milestones, including Blueprint Medicines’ ongoing and planned research and discovery activities, ability to conduct ongoing and planned clinical trials, clinical supply of current or future drug candidates, commercial supply of current or future approved products, and launching, marketing and selling current or future approved products; Blueprint Medicines’ ability to continue to establish and expand its commercial infrastructure, and successfully launch, market and sell current or future approved products; Blueprint Medicines’ ability to successfully expand the approved indications for AYVAKIT/AYVAKYT or obtain marketing approval for AYVAKIT/AYVAKYT in additional geographies in the future; the delay of any current or planned clinical trials or the development of Blueprint Medicines’ current or future drug candidates; Blueprint Medicines' advancement of multiple early-stage efforts; Blueprint Medicines' ability to successfully demonstrate the safety and efficacy of its drug candidates and gain approval of its drug candidates on a timely basis, if at all; the timing and results of preclinical and clinical studies for Blueprint Medicines' drug candidates, which may not support further development of such drug candidates or may impact the anticipated timing of data, publications or regulatory submissions; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials; the risk that the partial clinical hold on the VELA trial may or may not be resolved in a timely manner or that additional adverse events observed could impact the extent of the partial clinical hold or Blueprint Medicines’ resolution of the partial clinical hold; Blueprint Medicines' ability to obtain, maintain and enforce patent and other intellectual property protection for AYVAKIT/AYVAKYT or any drug candidates it is developing; Blueprint Medicines' ability to develop and commercialize companion diagnostic tests for AYVAKIT/AYVAKYT or any of its current and future drug candidates; Blueprint Medicines' ability to successfully expand its operations and scientific platform and the costs thereof; and the ability to establish, and the success of, Blueprint Medicines' current and future collaborations, partnerships, financing or licensing arrangements. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in Blueprint Medicines' filings with the Securities and Exchange Commission (SEC), including Blueprint Medicines' most recent Annual Report on Form 10-K, as supplemented by its most recent Quarterly Report on Form 10-Q and any other filings that Blueprint Medicines has made or may make with the SEC in the future. Any forward-looking statements contained in this press release represent Blueprint Medicines' views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Trademarks

Blueprint Medicines, AYVAKIT, GAVRETO and associated logos are trademarks of Blueprint Medicines Corporation.

Media Relations Contact

Jim Baker

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media@blueprintmedicines.com

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